                                 EXHIBIT 3.84.1

                           ARTICLES OF AMENDMENT NO. 1
                       OF THE ARTICLES OF INCORPORATION OF
                  PAXSON COMMUNICATIONS OF COOKEVILLE-28, INC.


         Pursuant to Section 607.1002 and 607.1006 of the Florida Business Corporation Act, the Articles of Incorporation of Paxson Communications of Cookeville-28, Inc. (the "Corporation"), are hereby amended according to these Articles of Amendment:

         FIRST:   The name of the Corporation is Paxson Communications of
Cookeville-28, Inc.

         SECOND: Article I of the Articles of Incorporation is amended in its entirety to read as follows:

                  "The name of the Corporation is Paxson Communications of Nashville-28, Inc."

         THIRD:   The foregoing amendment was adopted by written consent of the sole shareholder of the Corporation, in accordance with Sections 607.1003(6) and
607.0704 of the Florida Statutes, on August 10, 1997 constituting a sufficient number of votes to approve the amendment.

         IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this instrument this 10th day of August, 1997.



                                        By: /s/William L. Watson
                                            -----------------------------------
                                        Its: Secretary
                                            ---------------------

                            ARTICLES OF INCORPORATION
                                       OF
                  PAXSON COMMUNICATIONS OF COOKEVILLE-28, INC.


         The undersigned, acting as incorporator of PAXSON COMMUNICATIONS OF COOKEVILLE-28, INC., under the Florida Business Corporation Act, adopts the following Articles of Incorporation.


                                 ARTICLE I. NAME

         The name of the corporation is:

                  PAXSON COMMUNICATIONS OF COOKEVILLE-28, INC.


                               ARTICLE II. ADDRESS

         The mailing address of the corporation is:

                  601 Clearwater Park Road
                  West Palm Beach, Florida 33401


                     ARTICLE III. COMMENCEMENT OF EXISTENCE

         The existence of the corporation will commence at 8:00 A.M. on the date of filing of these Articles of Incorporation.


                               ARTICLE IV. PURPOSE

         The corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.


                          ARTICLE V. AUTHORIZED SHARES

         The maximum number of shares that the corporation is authorized to have outstanding at any time is 10,000 shares of common stock having a par value of $.01 per share.

                 ARTICLE VI. INITIAL REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the corporation is 601 Clearwater Park Road, West Palm Beach, Florida 33401 and the name of the corporation's initial registered agent at that address is William L. Watson.


                     ARTICLE VII. INITIAL BOARD OF DIRECTORS

         The corporation shall have one director initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than one. The name and street address of the initial director is:

              Name                              Address

              Lowell W. Paxson                  601 Clearwater Park Road
                                                West Palm Beach, Florida 33401


                           ARTICLE VIII. INCORPORATOR

      The name and street address of the incorporator is:

              Name                              Address

              William L. Watson                 601 Clearwater Park Road
                                                West Palm Beach, Florida 33401

      The incorporator of the corporation assigns to this corporation his rights under Section 607.0201, Florida Statutes, to constitute a corporation, and he assigns to those persons designated by the board of directors any rights he may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins.


                               ARTICLE IX. BYLAWS

      The power to adopt, alter, amend, or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

                              ARTICLE X. AMENDMENTS

      The corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation.


               The undersigned incorporator, for the purpose of forming a corporation under the laws of the State of Florida, has executed these Articles of Incorporation this 10th day of April, 1997.


                                             /s/William L. Watson
                                             -----------------------------------
                                             William L. Watson, Incorporator



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